QuickLinks -- Click here to rapidly navigate through this document

Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☒	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota 57104 (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

CHEMTURA CORPORATION1
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2183153 (I.R.S. Employer Identification No.)
199 Benson Road Middlebury, Connecticut (Address of principal executive offices)	06749 (Zip code)

Senior Debt Securities
(Title of the indenture securities)

1
See Table 1—List of additional obligors

Table 1

        The address for each Guarantor listed below is 199 Benson Road, Middlebury, Connecticut 06749.

Names of Guarantors	Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
A & M Cleaning Products, LLC	DE	20-0994712
Aqua Clear Industries, L.L.C.	NY	14-1801394
ASCK, Inc.	DE	35-2024489
ASEPSIS, Inc.	GA	58-6016270
BioLab Textile Additives, LLC	DE	36-4514348
Bio-Lab, Inc.	DE	22-2268754
Chemtura USA Corporation	NJ	06-1148490
CNK Chemical Realty Corporation	PA	25-1885340
Crompton Colors Incorporated	DE	06-1413341
Crompton Holding Corporation	DE	06-1413342
Crompton Monochem, Inc.	LA	62-1873574
Enenco, Incorporated	NY	13-6118443
Great Lakes Chemical Corporation	DE	95-1765035
Great Lakes Chemical Global, Inc.	DE	35-2024486
GT Seed Treatment, Inc.	MN	41-0795292
HomeCare Labs, Inc.	DE	57-1095038
ISCI, Inc.	IN	35-1427696
Kem Manufacturing Corporation	GA	58-0620603
Monochem, Inc.	LA	72-0545612
Naugatuck Treatment Company	CT	06-0902035
Recreational Water Products, Inc.	DE	22-2268754
Uniroyal Chemical Company Limited (Delaware)	DE	98-0159910
Weber City Road LLC	LA	62-1864381
WRL of Indiana, Inc.	IN	35-1119136

Item 1.    General Information.    Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

  Comptroller of the Currency
  Treasury Department
  Washington, D.C.

  Federal Deposit Insurance Corporation
  Washington, D.C.

  Federal Reserve Bank of San Francisco
  San Francisco, California 94120

  (b)
  Whether it is authorized to exercise corporate trust powers.

  The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

        No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**
Exhibit 3.	See Exhibit 2
Exhibit 4.	Copy of By-laws of the trustee as now in effect.***
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.
*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 12th day of April 2006.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ JANE SCHWEIGER Jane Schweiger Vice President

EXHIBIT 6

April 12, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ JANE SCHWEIGER Jane Y. Schweiger Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2005, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$15,347
Interest-bearing balances		1,496
Securities:
Held-to-maturity securities		0
Available-for-sale securities		37,327
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		2,394
Securities purchased under agreements to resell		950
Loans and lease financing receivables:
Loans and leases held for sale		37,316
Loans and leases, net of unearned income	255,460
LESS: Allowance for loan and lease losses	2,122
Loans and leases, net of unearned income and allowance		253,338
Trading Assets		6,375
Premises and fixed assets (including capitalized leases)		3,846
Other real estate owned		173
Investments in unconsolidated subsidiaries and associated companies		377
Customers' liability to this bank on acceptances outstanding		70
Intangible assets
Goodwill		8,735
Other intangible assets		13,074
Other assets		22,440

Total assets		$403,258

LIABILITIES
Deposits:
In domestic offices		$295,315
Noninterest-bearing	82,045
Interest-bearing		213,270
In foreign offices, Edge and Agreement subsidiaries, and IBFs	24,081
Noninterest-bearing	5
Interest-bearing	24,076
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	12,959
Securities sold under agreements to repurchase	4,684

Dollar Amounts In Millions
Trading liabilities	5,276
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	5,267
Bank's liability on acceptances executed and outstanding	70
Subordinated notes and debentures	7,830
Other liabilities	11,951

Total liabilities	$367,433
Minority interest in consolidated subsidiaries	54
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,671
Retained earnings	10,249
Accumulated other comprehensive income	331
Other equity capital components	0

Total equity capital	35,771

Total liabilities, minority interest, and equity capital	$403,258

        I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin
Vice President

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Munio
John Stumpf
Avid Modjtabai
Directors

QuickLinks

Table 1
Consolidated Report of Condition of
Wells Fargo Bank National Association of 101 North Phillips Avenue, Sioux Falls, SD 57104 And Foreign and Domestic Subsidiaries, at the close of business December 31, 2005, filed in accordance with 12 U.S.C. §161 for National Banks.